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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 29, 1996, on our audits of the financial statements of Apollo Eye Group as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the period from July 1, 1994 (inception) to December 31, 1994.

Coopers & Lybrand L.L.P.
Atlanta, Georgia
January 8, 1997